Exhibit 99.1

United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(6,309,713)
Unrealized Gain (Loss) on Market Value of Futures	4,068,021
Dividend Income	474
Interest Income	5,913
ETF Transaction Fees	700
Total Income (Loss)	$(2,234,605)

Expenses
General Partner Management Fees	$12,489
Professional Fees	7,483
Brokerage Commissions	6,377
Non-interested Directors' Fees and Expenses	127
Prepaid Insurance Expense	105
NYMEX License Fee	312
Total Expenses	26,893
Expense Waiver	(13,771)
Net Expenses	$13,122
Net Income (Loss)	$(2,247,727)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/16	$32,297,279
Additions (50,000 Shares)	4,042,422
Withdrawals (100,000 Shares)	(9,003,973)
Net Income (Loss)	(2,247,727)

Net Asset Value End of Month	$25,088,001
Net Asset Value Per Share (300,000 Shares)	$83.63

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612